                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                     SANDWICH BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

        [LETTERHEAD OF SANDWICH BANCORP, INC.]



April 30, 1998




Dear Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Sandwich Bancorp, Inc. to be held at the Ridge
Club, Sandwich, Massachusetts, on Wednesday, June 3, 1998, at
10:00 a.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. At the Meeting, stockholders will vote upon the election of directors. During the Meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present to respond to any questions you may have.

As you may know, on March 23, 1998, the Company executed an amended and restated agreement to merge with the 1855 Bancorp and Compass Bank for Savings. More information about the Merger appears in our 1997 Annual Report which accompanies this Proxy Statement. The Merger, which is subject to regulatory and stockholder approval, will be presented for stockholder approval at a Special Meeting of Stockholders to be held in the second half of 1998.

Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting.

Your continued interest and support of Sandwich Bancorp, Inc.
are appreciated.

Sincerely,

/s/ Frederic D. Legate

Frederic D. Legate
President and Chief Executive Officer
                SANDWICH BANCORP, INC.
                 100 OLD KINGS HIGHWAY
            SANDWICH, MASSACHUSETTS  02563

________________________________________________________________
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON JUNE 3, 1998
________________________________________________________________

    Notice is hereby given that the Annual Meeting of Stock-holders (the "Meeting") of Sandwich Bancorp, Inc. (the "Company"), the holding company for The Sandwich Co-operative Bank (the "Bank"), will be held at the Ridge Club, Sandwich, Massachusetts on Wednesday, June 3, 1998, at 10:00 a.m.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed herewith.

    The Meeting is for the purpose of considering and acting upon:

    1.   The election of four directors of the Company; and

    2. Such other matters as may properly come before the Meeting or any adjournments thereof.

    NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

    Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's Bylaws stockholders of record at the close of business on April 20, 1998, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

    Whether or not you expect to be present at the Meeting, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have voted an earlier proxy.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Dana S. Briggs

                             DANA S. BRIGGS
                             SECRETARY

Sandwich, Massachusetts
April 30, 1998

________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________

________________________________________________________________

                SANDWICH BANCORP, INC.
                 100 OLD KINGS HIGHWAY
            SANDWICH, MASSACHUSETTS  02563
                    (508) 888-0026

________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                     JUNE 3, 1998
________________________________________________________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandwich Bancorp, Inc. (the "Company"), the holding company for The Sandwich Co-operative Bank (the "Bank") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting") which will be held at the Ridge Club, Sandwich, Massachusetts, on Wednesday, June 3, 1998, at 10:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about April 30, 1998. The reorganization of the Bank into the holding company form of ownership, and the Company becoming sole stockholder of the Bank occurred on September 30, 1997. On March 23, 1998, the Company executed an amended and restated agreement to merge with the 1855 Bancorp and Compass Bank for Savings. More information about the Merger appears in the Company's 1997 Annual Report which accompanies this Proxy Statement. The Merger, which is subject to regulatory and stockholder approval, will be presented for stockholder approval at a Special Meeting of Stockholders to be held in the second half of 1998.

________________________________________________________________
              VOTING AND REVOCATION OF PROXIES
________________________________________________________________

    Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address noted above, or the filing of a later proxy, prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. The presence of a stockholder at the Meeting above will not automatically revoke such stockholder's proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and in favor of each of the proposals set forth herein for consideration at the Meeting.

    The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
       VOTING SECURITIES, PRINCIPAL HOLDERS THEREOF AND
             SECURITY OWNERSHIP BY MANAGEMENT
________________________________________________________________

    Stockholders of record as of the close of business on April 20, 1998 (the "Record Date"), are entitled to one vote for each share then held. At the Record Date, the Company had 1,947,455 shares of Common Stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. The Company did not have any other class of equity security outstanding on the Record Date. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

    Persons and groups beneficially owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on such reports and other information which management believes to be correct, management knows of no persons who owned more than 5% of the outstanding Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to the Common Stock owned by all directors and executive officers of the Company as a group.

                                                             PERCENT OF SHARES
NAME AND ADDRESS                    AMOUNT AND NATURE OF      OF COMMON STOCK
OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (1)     OUTSTANDING
-------------------                ------------------------  -----------------
All directors and executive              292,358 (2)             14.35%
 officers as a group (16 persons)

__________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. Includes options for 39,195 shares, 17,084 shares, 21,111 shares and 14,833 shares, for Messrs. Legate, Briggs, Larson and Parsons, respectively, exercisable within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(2) Includes 92,223 shares of Common Stock which may be acquired by executive officers of the Company upon the exercise of stock options exercisable within 60 days of the Record Date. Includes
    1,658, 1,041, 1,031, 955 and 4,685 shares allocated to the accounts of Officers Legate, Briggs, Larson, Parsons and all directors and officers as a group, respectively, under the Employee Stock Ownership Plan ("ESOP"), over which they have sole voting power.

________________________________________________________________
          PROPOSAL 1 - ELECTION OF DIRECTORS
________________________________________________________________

    The Company's Board of Directors is currently composed of thirteen members. The Corporation's Articles of Organization and Bylaws provide that Directors are to be elected for terms of three years, approximately one-third of whom are to be elected annually. Four directors will be elected at the Meeting, each to serve for a three year period or until their respective successors have been elected and qualified. The Board of Directors has nominated for election at the Meeting, Bradford N. Eames, Barry H. Johnson, Reale J. Lemieux and Gary A. Nickerson to serve as directors, all of whom are currently members of the Board. Under the Company's Bylaws, directors will be elected by a plurality of votes cast at the Meeting.

    It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees with the terms as set forth above. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board may reduce the number of directors to eliminate the vacancy. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

    The following table sets forth for each nominee and for each director continuing in office, their name, age, the year he or she first became a director of the Bank, which is the Company's principal operating subsidiary, the year of expiration of their present term and the number of shares and percentage of the Company's Common Stock beneficially owned at April 20, 1998, the Record Date. All persons were appointed as directors in 1997 in connection with the incorporation and organization of the Company. Each director of the Company is also a member of the Board of Directors of the Bank.


                                 YEAR FIRST                SHARES OF
                      AGE AT     ELECTED AS   PRESENT    COMMON STOCK
                   DECEMBER 31,  DIRECTOR OF  TERM TO      OWNED AT        PERCENT
NAME                  1997        THE BANK     EXPIRE   APRIL 20, 1998(1)  OF CLASS
----               ------------  -----------  --------  -----------------  --------
                      BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Bradford N. Eames       54        1983        1998        3,900            .20%
Barry H. Johnson        54        1976        1998          243            .01
Reale J. Lemieux        59        1986        1998        1,144            .06
Gary A. Nickerson       46        1983        1998        5,000            .25

                            DIRECTORS CONTINUING IN OFFICE

Frederic D. Legate      55        1981        1999       80,565 (2)       4.06
Howard P. Crowell       73        1975        1999          700            .04
David O. MacKinnon      59        1986        1999        1,384            .07
George B. Rockwell      71        1990        1999        2,500            .13
Leon Davidson           71        1982        2000          779            .04
John J. Doran           48        1991        2000       60,000           3.02
Mary F. Hebditch        66        1985        2000        5,059            .25
George L. Jackson       59        1984        2000          837            .04
Richard S. Holway       71        1994        2000       16,500            .83

___________
(1) For the definition of "beneficial ownership," see Footnote 1 to the table in the section entitled "Voting Securities and Principal Holders Thereof." Unless otherwise noted, all shares are owned directly by the named individual or by their spouses and minor children, over which shares the named individuals exercise shared voting and investment power.
(2) Includes 39,195 shares of Common Stock for Mr. Legate which may be acquired upon the exercise of stock options exercisable within 60 days of the Record Date, and 1,658 shares allocated to Mr. Legate's account in the ESOP, as to which shares Mr. Legate has the power to direct the voting.

    The principal occupation of each nominee and director of the Company for the last five years is set forth below.

    BRADFORD N. EAMES is President of Eames Insurance Agency,
Inc. in Marion, Massachusetts and is also a member of the Board of Assessors in the Town of Marion.

    BARRY H. JOHNSON is Administrative Assistant to the
Barnstable County Sheriff.  From 1995 to 1997 he served as
Executive Secretary for the Town of Oak Bluffs.  He was County
Administrator of Barnstable County, Massachusetts from 1986 to
1995.

    REALE J. LEMIEUX has owned and operated Bay Beach, a bed and breakfast establishment in Sandwich, Massachusetts, since
1988.

    GARY A. NICKERSON is a self-employed trial attorney with an office, since 1983, located in Barnstable, Massachusetts. He was formerly the Assistant District Attorney for the Cape and Islands Districts and a Special Assistant U.S. Attorney in Boston, Massachusetts.

    FREDERIC D. LEGATE has served the Bank in various executive capacities since 1977 and has been President and Chief Executive
Officer since 1981.

    HOWARD P. CROWELL owns and operates Crow Farm in Sandwich,
Massachusetts.

    DAVID O. MACKINNON retired from his position as Superintendent of Wareham Public Schools in 1996. He served as
Assistant Superintendent from 1991 to 1995. Prior to that he was Principal of the Wareham High School.

    GEORGE B. ROCKWELL is retired from Arthur D. Little, Inc.
a management consulting firm, where he was Vice President and Director of their Financial Industries Practice.

    LEON DAVIDSON, currently serves as Chairman of the Board of Directors of the Bank. Prior to his retirement in 1991, he was an owner/operator of Kobrin and Davidson Furniture Co., Inc.
in Wareham, Massachusetts.

    JOHN J. DORAN is the President of Citizens Medical
Corporation, Boston, Massachusetts, a company which he founded in 1985.

    MARY F. HEBDITCH has been a self-employed public accountant and auditor in Sandwich, Massachusetts since 1983.

    GEORGE L. JACKSON is the retired Owner, President and
Treasurer of Jackson Plumbing and Heating located in Bourne,
Massachusetts.

    RICHARD S. HOLWAY is retired from Loomis Sayles & Company.
He is currently a Director of the Loomis Sayles family of mutual funds and Chairman of the Board of Lasell College in Newton, Massachusetts.

________________________________________________________________
     MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Company's and the Bank's Boards of Directors conduct their business through meetings of the Boards and through activities of their committees. During fiscal year 1997, the Company's Board of Directors held five meetings and the Board of Directors of the Bank met twelve times. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period.

    A Nominating Committee consisting of at least five members of the Board, one of which is the President, is appointed by the Board of Directors for the purpose of selecting the nominees for election as directors. The Company's Articles provide the procedures for making nominations and states, among other things, that any stockholder nomination to the Board of Directors must be made in writing and delivered or mailed to the Secretary of the Company not less than 30, nor more than 60 days prior to the meeting of stockholders called for the election of directors. The Nominating Committee met once in this capacity to consider and make nominations for the nominees to be considered for election at the Meeting.

    The Executive Committee consists of Directors Davidson,
Hebditch, Johnson, Legate, Nickerson and Rockwell.  No Executive
Committee meetings were held in 1997 as the full Board met sufficiently often to conduct Company and Bank business.

    The Security/Loan Committee generally meets monthly and functions as a real estate loan review committee for loans made by the Bank. It acts directly on all applications for loans in excess of $500,000. The members of this Committee are Directors Crowell, Jackson, Johnson and Lemieux. This committee met twelve times during 1997.

    The Finance/Audit Committee serves as an audit committee. This Committee is composed of four directors and meets monthly to review reports prepared by the Company's accounting staff as well as by its internal auditor. In addition, the Finance/Audit Committee selects the Company's independent accountants with whom it meets to review the Company's audit. The members of the Finance Committee are Directors Davidson, Eames, Hebditch and Rockwell. This Committee met twelve times in this capacity during 1997.

    The Personnel Committee, which serves as a compensation committee for the Bank, meets periodically and works with the Company's Chief Executive Officer on various personnel issues such as wage and salary programs and incentive compensation. The members of this committee are Directors Doran, Holway, MacKinnon and Nickerson. This Committee met once during 1997.

________________________________________________________________
                EXECUTIVE COMPENSATION
________________________________________________________________

SUMMARY COMPENSATION TABLE

    The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the three other highest paid executive officers of the Company whose salary and bonus earned in 1997 exceeded $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company and the Bank.

                                        ANNUAL COMPENSATION
    NAME AND                            -------------------         ALL OTHER
PRINCIPAL POSITION              YEAR    SALARY       BONUS       COMPENSATION(1)
------------------              ----    ------       -----       ---------------
Frederic D. Legate              1997    $197,625    $54,800 (2)     $2,400
  President, Chief Executive    1996     189,125     20,000          2,400
  Officer and Director          1995     185,000     18,500          2,400

Dana S. Briggs                  1997     106,923     28,610 (2)         --
  Senior Vice President,        1996      98,788     13,000             --
  Senior Retail/Operations      1995      93,884     10,000             --
  Officer and Clerk

George L. Larson                1997     103,000     33,710 (2)         --
  Senior Vice President,        1996      98,875     10,000             --
  Chief Financial Officer       1995      94,000      9,000             --
  and Treasurer

David A. Parsons                1997     118,785     41,481 (2)         --
  Senior Vice President and     1996     104,288     10,500             --
  Senior Loan Officer           1995      98,739     12,000             --

__________
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers in fiscal 1997 did not exceed 10% of the executive officer's salary and bonus, and therefore such amounts are not specifically described. For Mr. Legate, other compensation consists of directors' fees paid.
(2) Includes bonuses for fiscal 1996 and fiscal 1997, both of which were paid during fiscal 1997.


OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options under the Company's Option Plans to each of the Named Executive Officers during 1997.

                                      INDIVIDUAL GRANTS
                      ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                          % OF TOTAL                         AT ASSUMED ANNUAL RATES
                         NUMBER OF         OPTIONS                           OF STOCK PRICE APPRECIATION
                         SECURITIES       GRANTED TO                               FOR OPTION TERM
                         UNDERLYING       EMPLOYEES   EXERCISE  EXPIRATION   ---------------------------
NAME                  OPTIONS GRANTED(1)   IN 1997      PRICE      DATE         5%                10%
----                  ------------------  ----------  --------  ----------   -------            --------
Frederic D. Legate       6,500             20.7%       $30.6875  3/24/07     $125,450           $317,915
Dana S. Briggs           3,000              9.6         30.6875  3/24/07       57,900            146,730
George L. Larson         3,000              9.6         30.6875  3/24/07       57,900            146,730
David A. Parsons         7,500             23.9         30.6875  3/24/07      144,750            366,825

__________
(1) Options granted vest on the anniversary date of grant at a rate of 33 1/3% per year.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

    The following table sets forth information concerning exercises of options during the year ended December 31, 1997 by the Named Executive Officers, as well as the value of options
held by such persons at the end of the fiscal year.   No SARs
have been granted.

                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                    SHARES                     OPTIONS AT YEAR-END                AT YEAR-END
                   ACQUIRED      VALUE      ---------------------------  -------------------------------
NAME              ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE  EXERCISABLE(1) UNEXERCISABLE(2)
----              -----------   --------    -----------   -------------  -------------- ----------------
Frederic D. Legate   21,662     $670,685     32,362        13,334        $1,073,771     $253,479
Dana S. Briggs        5,125      141,787     14,417         5,667           465,237      103,763
George L. Larson      4,426      133,915     19,444         5,667           650,013      103,763
David A. Parsons      2,000       47,900      8,666        12,834           244,381      230,370

__________
(1) Represents market price per share at end of fiscal year 1997 ($44.00 on December 31, 1997) less average option exercise price per share of $10.82, $11.73, $10.57 and $15.80 for exercisable options for Messrs. Legate, Briggs, Larson and Parsons, respectively.
(2) Represents market price per share at end of fiscal year 1997 ($44.00 on December 31, 1997) less average option exercise price per share of $24.99, $25.69, $25.69 and $26.05 for unexercisable options for Messrs. Legate, Briggs, Larson and Parsons, respectively.

DIRECTORS' AND COMMITTEE FEES

    For the fiscal year ended December 31, 1997, all non-officer directors were paid an annual fee of $7,200. Mr. Legate, who is also an officer of the Company, received $2,400 during fiscal 1997 for his service as a director. In addition, the Chairman received $1,800, the Clerk of the Board received $1,200, Security Committee members received $1,800, Finance Committee members received $1,800 and Personnel Committee members received $600. Fees for ad hoc committee meetings are $125 per meeting attended.

DEFERRED COMPENSATION PLANS

    Starting in 1983, the Bank entered into non-qualified deferred compensation arrangements (the "1983 Deferred Compensation Plan") with certain directors whereby in consideration for the deferral of directors' fees, those directors will receive in the future a fixed amount of cash compensation. Expenses under these arrangements for the year ended December 31, 1997 were approximately $220,000. At December 31, 1997, the Bank's liability for these arrangements, included in accrued expenses and other liabilities, and equaling amounts expensed since 1983, was approximately $1.8 million. This Plan was closed to new participants in 1990. The Bank has acquired an amount of "Key Man" insurance on the life of each director calculated to meet the Bank's obligations under the 1983 Deferred Compensation Plan. During 1995, a grantor trust was established by the Bank to fund this and certain other benefit plan liabilities. The grantor trust is the owner of the insurance policy and the named beneficiary. Upon the death of each of the participants, the trust will return to the Bank the funds expensed by the Bank in connection with the policy in past years.

    Effective January 1, 1992, the Bank established a new Deferred Compensation Plan (the "1992 Deferred Compensation Plan") which is a non-qualified, non-contributory deferred compensation plan instituted to allow directors of the Bank to defer payment of all or part of their salary and fees paid or accrued during the plan year. A previous deferred compensation plan, the 1983 Deferred Compensation Plan, is restricted to those participants in that plan as of January 1990. Pursuant to the 1992 Deferred Compensation Plan, a director who elects to participate may prospectively defer up to 100% of his compensation during any calendar year. During 1995, a grantor trust was established by the Bank to fund this and certain other benefit plan liabilities. Compensation which is deferred pursuant to the 1992 Deferred Compensation Plan is set aside in a separate bookkeeping "account" for each participating director and may be kept in cash or invested in mutual funds, stocks, bonds, annuity contracts, life insurance contracts or any other assets which the Bank may, in its sole discretion, select. The rate of return attributable to each participating director's account will not be less than simple interest credited annually at the quarterly average rate on U.S. Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board. Funds credited to the accounts of participating directors under the plan are payable from the grantor trust or the general assets of the Bank, and the right of any director to collect such funds is an unsecured contractual claim against the Bank. Upon termination of a director's employment with the Bank (for any reason including death, disability or retirement), the Bank will distribute the entire amount credited to the director's account to the director participant (or his beneficiary) in a lump sum payment or in monthly, quarterly or semi-annual cash payments. A director shall be fully vested in the portion of his account which is attributable to his deferred compensation and the earnings thereon, unless the director is terminated for "cause."

________________________________________________________________
                       BENEFITS
________________________________________________________________

PENSION PLAN

    The Bank provides a retirement plan for all eligible employees through the Co-operative Banks Employees Retirement Association, a multiple employer retirement plan in which almost all co-operative banks in Massachusetts participate. Full time and part time employees working 1,000 hours per year must participate after completing one year of service and reaching the age of 21. The plan provides an annual pension benefit equal to 1.00% of Covered Compensation, as determined by the Social Security Administration, and 1.50% of compensation in excess of Covered Compensation, multiplied by the number of years of credited service. Benefits under the plan become 20% vested after two years employment and increase in 20% increments per year thereafter, with full vesting at six years employment. Benefits are generally provided at age 65 to any participant based on the average of his or her highest three consecutive years of compensation from the Bank. The Bank provides for early retirement at age 62. The Bank makes regular contributions to the plan to meet these funding requirements. Pension expenses to the Bank were approximately $317,000 for the year ended December 31, 1997.

    The following table illustrates annual pension benefits for retirement in 1997 at age 65, under the most advantageous plan provisions available for various levels of compensation and years of service. At December 31, 1997, Messrs. Legate, Briggs, Larson and Parsons had 32 years, 14 years, 11 years and 7 years of credited service, respectively, under the plan. This includes the period of Mr. Legate's participation with another co-operative bank prior to joining the Bank in 1977.

     ANNUAL PENSION BENEFIT BASED ON YEARS OF SERVICE (1)

                               YEARS OF CREDITED SERVICE
AVERAGE FINAL    ---------------------------------------------
EARNINGS (2)      10 YEARS    15 YEARS    20 YEARS    25 YEARS
-------------    ---------   ---------   ---------   ---------
$ 25,000         $ 2,500     $ 3,750     $ 5,000     $ 6,250
  50,000           5,944       8,915      11,887      14,859
 100,000          13,444      20,165      26,887      33,609
 150,000          20,944      31,415      41,887      52,359
 175,000          21,944      32,915      43,887      54,859
 200,000          21,944      32,915      43,887      54,859
 250,000          21,944      32,915      43,887      54,859
 300,000          21,944      32,915      43,887      54,859

(1) The amounts in the foregoing table are computed on a straight life annuity basis. The foregoing amounts are not subject to offset for social security benefits.
(2) 3-Year Average


EMPLOYMENT AGREEMENTS

    In July 1994, the Bank entered into employment agreements with Frederic D. Legate, President, Dana S. Briggs, Senior Vice President and George L. Larson, Senior Vice President, each of whom are executive officers of the Bank. These replaced employment agreements originally executed in July, 1989. In December 1991, the Bank entered into an employment agreement with David A. Parsons, Senior Vice President. The Agreements are for terms of 36 months for each officer and such terms are continued from year to year through a provision which automatically extends the term of each contract by one year on the anniversary date of the contract, unless the Board of Directors notifies the employee on a timely basis that this extension will not be granted. The agreements provide for base compensation levels which are reviewed annually. The base compensation levels as of December 31, 1997 for Messrs. Legate, Briggs, Larson and Parsons are $200,000, $104,000, $104,000 and $112,500, respectively. Each of these employment agreements provides for the inclusion of the named individuals in any discretionary bonus plans, customary fringe benefits, vacation and sick leave, and disability payments.

    Each of the agreements also provides that in the event there is a "change in control" of the Bank (which is generally defined to mean the acquisition of or power to vote more than 25% of the Bank's common stock by any person, or group acting in concert, or the control of the election of a majority of the Bank's directors or the exercise of a controlling influence over the management or policies of the Bank by a person or group acting in concert) and the employee is terminated involuntarily in connection with such change in control or within one year thereafter, or where the employee voluntarily terminates his employment in connection with such change in control or within 90 days thereafter, the employee is entitled to receive in a lump sum payment, or periodic payments for what would have been the term of the agreement, an amount equal to 2.99 times the employee's average annual compensation received from the Bank by the employee during the five calendar year period immediately prior to the date of the change of control. These agreements also provide for a similar payment to be made to these individuals in the event of their voluntary termination of employment in connection with a change in control, whether approved in advance by the Board of Directors or otherwise, following the occurrence of certain specified events, including an assignment of duties and

responsibility other than those normally associated with their respective executive positions, a diminishment of their authority or responsibility, failure to maintain benefit plans providing at least a comparable level of benefits presently afforded, requiring the executive to move his personal residence or perform his principal executive functions outside a 35 mile radius of Sandwich, Massachusetts and, in the case of Mr. Legate, failure to reelect him to the Bank's Board of Directors. Such payments would have amounted to $612,018, $295,821, $323,665 and $281,538 for Messrs. Legate, Briggs, Larson and Parsons, respectively, if made during the year ended December 31, 1997.

SUPPLEMENTAL RETIREMENT AGREEMENTS

    In April 1990, the Bank entered into supplemental retirement agreements with Messrs. Legate, Briggs and Larson. A similar agreement was entered into with Mr. Parsons in January
1992. The agreements, which were amended in January 1995 and March 1997, provide each individual with a supplemental retirement benefit upon retirement as described below.

    Each agreement provides that if the executive continues in the employment of the Bank until his sixtieth (60th) birthday, he shall be entitled to a normal retirement benefit commencing on the first day of the month next following his actual retirement and continuing for twenty (20) years, payable monthly in the annual amount of sixty percent (60%) of his benefit computation base (defined as the executive's compensation (excluding bonus or incentive compensation) for the 36 consecutive months during which the executive's compensation is the highest) reduced by (i) fifty percent (50%) of the executive's primary social security retirement benefit estimated as of the normal retirement age based on Social Security retirement benefit formulas, and assuming level future earnings based on his benefit computation base in effect on the date of termination of the executive, (ii) the annual amount of benefits payable at the normal retirement date on a life annuity basis from the Bank's pension plan and (iii) the annual amount of benefits payable on a life annuity basis, which is the actuarial equivalent of the account balances at the date of determination, based on the qualified defined contribution plan maintained and funded by the Bank (excluding any voluntary or mandatory employee contributions) as of the date of the agreement, or its successors. If the executive has completed less than twenty
(20) years of service (or 240 months) with the Bank as of the normal retirement date, then the normal retirement benefit shall be multiplied by a fraction, the numerator of which is the actual number of months of employment with the Bank, and the denominator of which is two hundred and forty (240) months.

    Further, each agreement provides for the payment of
benefits in the event of the disability or death of the executive. In the event of termination of employment prior to the normal retirement date, the executive shall be entitled to payment of his accrued benefit as of the date of termination of employment commencing on the normal retirement date. Benefits shall be payable at any time after age 55, however such payments shall be reduced by 0.25% per month for each month such payments shall commence prior to age 60. Further, payments may be made in the form of a lump sum. The Bank may at its own discretion invest in various investment vehicles, including life insurance products or annuities, or both, to assist in meeting its obligations under the agreements. For the year ending December 31, 1997, the Bank accrued expenses of $50,198, $7,056, $18,648 and $24,898 related to the benefits for Messrs. Legate, Briggs,
Larson and Parsons, respectively.   During 1995 a grantor trust
was established by the Bank to fund this and certain other benefit plan liabilities.


    The following table illustrates the annual supplemental retirement benefits for retirement at age 60, as adjusted for compensation level and years of service. At December 31, 1997, Messrs. Legate, Briggs, Larson and Parsons had 20 years, 14 years, 11 years and 7 years of credited service, respectively.

         SUPPLEMENTAL ANNUAL RETIREMENT BENEFIT (1)

                            YEARS OF CREDITED SERVICE
AVERAGE FINAL    ---------------------------------------------
EARNINGS (2)      10 YEARS    15 YEARS    20 YEARS    25 YEARS
-------------    ---------   ---------   ---------   ---------
$100,000         $23,225     $ 29,756    $ 32,900    $ 26,125
 125,000          28,850       36,788      40,400      31,750
 150,000          34,475       43,819      47,900      37,375
 175,000          41,225       53,381      59,900      48,625
 200,000          48,725       64,631      74,900      63,625
 225,000          56,225       75,881      89,900      78,625
 250,000          63,725       87,131     104,900      93,625
 275,000          71,225       98,381     119,900     108,625
 300,000          78,725      109,631     134,900     123,625
__________
(1) The amounts in the foregoing table have not been adjusted to reflect a reduction to benefits payable equal to (i) 50% of the primary social security benefit, plus (ii) the annuity value of benefits attributable to employer contributions to any qualified defined contribution retirement plan
    maintained by the Bank.
(2) Average annual compensation (excluding bonus and incentive compensation) for the 36 consecutive months during which the executive's compensation was the highest.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    General. The function of administering the Company's executive compensation policies is currently performed by the Personal Committee of the Board of Directors (the "Committee"), which is composed entirely of outside directors. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the other executive officers and for overseeing all aspects of the Company's executive compensation program, including employee and executive benefit plans.

    The Committee, working in conjunction with the Finance Committee (of the Board of Directors), makes its recommendations to the Board concerning executive compensation on the basis of its annual review and evaluation of the Company's and the Bank's corporate performance and the compensation of its executive officers as compared with other banks similar in size. To assist it in this review, the Committee retains W. M. Sheehan & Company Inc., and Benefits Advisors of New England, Inc., two independent compensation and benefits consulting firms.

    Executive Compensation Program. The Company's executive compensation program, which was developed with the objective of retaining and attracting highly qualified and motivated executives as well as recognizing and rewarding outstanding performance, has the following components: (i) base salaries (subject to the terms of existing employment agreements),
(ii)performance-based incentive compensation, and (iii) stock options and miscellaneous other fringe benefits.

    Cash incentives are awarded to executive officers pursuant to an incentive compensation plan under which executives are entitled to receive cash payments provided the Company meets certain corporate benchmarks and performance objectives. Incentive compensation paid to executive officers in 1997, for fiscal year 1997 performance, was a percentage of executive's base compensation as of December 31, 1997. Incentive payments equaled 15.3% for the President, 20.3% for the Senior Vice President of Lending, 15.3% for the Senior Vice President of Retail/Operations and 17.8% for the Senior Vice President of Finance. Factors considered were, in addition to the executives individual

performance, key indicators of the Company's 1997 actual quantitative performance compared to goals/targets established by the Board, the Company's performance in relation to all thrifts, as well as selected New England stock thrifts with total assets between $200 million and $1.0 billion.

    Compensation of the Chief Executive Officer. The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Legate and the Bank in 1989, updated in July of 1994. See "Benefits -- Employment Agreements." The Chief Executive Officer's base salary under the agreement was determined on the basis of the findings of a formal "CEO Board Evaluation" (designed by W.M. Sheehan & Company Inc.), and of the Committee's review of the compensation of chief executive officers of other stock banks similar in size to the Bank. The Chief Executive Officer's bonus is established under the general terms of the Bank's incentive compensation plan. Mr. Legate received a 15.3% bonus or $30,500 in December 1997 for his and the Company's performance in fiscal year 1997.

                         The Members of the Committee.

                   Gary A. Nickerson   Richard S. Holway
                   John J. Doran       David O. MacKinnon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Bank had no "interlocking" relationships existing on or after January 1, 1996 in which (i) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Personnel Committee of the Bank, (ii) any executive officer of the Bank served as a director of another entity, one of whose executive officers served on the Personnel Committee of the Bank, or (iii) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Bank's Board of Directors.

    No member of the Board of Directors of the Bank was (a) an officer or employee of the Bank or any of its subsidiaries during the fiscal year ended December 31, 1997, (b) a former officer of the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Bank and directly or indirectly engaged in transactions with the Bank or any subsidiary involving more than the $60,000 during the fiscal year ended December 31, 1997.

    Lending Policies. During fiscal 1990 the Bank's Board of Directors voted to stop granting any new loans (except for fully-secured passbook loans) to directors, officers or other employees of the Bank. Loans made prior to this action were made to directors and officers at the same rates and on the same terms and other conditions, including interest rates, as those offered to unaffiliated parties, and do not involve more than the normal risk of collectability, or present other unfavorable features to the Bank.

________________________________________________________________
   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during fiscal year 1997 and prior fiscal years all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
          COMPARATIVE STOCK PERFORMANCE GRAPH
________________________________________________________________

    The graph and table which follow show the cumulative total return on the Common Stock of the Bank from January 1, 1993 to September 30, 1997 and of the Company from October 1, 1997 through December 31, 1997, compared with the cumulative total return of the NASDAQ Stock Market Index and the SNL Thrift Index over the same five-year period. Cumulative total return on the stock or the index equals the total increase in value since January 1, 1993 assuming reinvestment of all dividends paid into the stock or the indices. The graph and table were prepared assuming that $100 was invested in the Common Stock and in the respective indices on January 1, 1993.


    SANDWICH BANCORP, INC. AND SANDWICH CO-OPERATIVE BANK
                  TOTAL RETURN PERFORMANCE


                         12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
                         --------  --------  --------  --------  --------  --------
Sandwich Bancorp, Inc.
  and Sandwich Co-
  Operative Bank          $100     $132.41   $163.08   $214.13   $366.81   $562.75
NASDAQ - Total US          100      114.80    112.21    158.70    195.19    239.53
SNL Thrift Index           100      125.50    124.03    193.16    251.68    428.24


________________________________________________________________
                 INDEPENDENT AUDITORS
________________________________________________________________

    The Board of Directors has heretofore renewed the Bank's appointment of KPMG Peat Marwick LLP, independent certified public accountants, to be its auditors for the 1998 fiscal year. A representative of KPMG Peat Marwick LLP will be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________


    The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to solicitations by mail, directors, officers, and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

________________________________________________________________
                 FINANCIAL STATEMENTS
________________________________________________________________

    The Company's 1997 Annual Report to Stockholders, including audited financial statements prepared in conformity with generally accepted accounting principles, has been mailed to all stockholders of record as of the close of business on April 20, 1998. Such audited financial statements are incorporated herein by reference. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing the Company.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO DANA S. BRIGGS, SENIOR VICE PRESIDENT, SANDWICH BANCORP, INC., P.O. BOX 959, SANDWICH, MASSACHUSETTS 02563.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office at 100 Old Kings Highway, Sandwich, Massachusetts no later than December 31, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Dana S. Briggs

                             DANA S. BRIGGS
                             SECRETARY
Sandwich, Massachusetts
April 30, 1998

                    REVOCABLE PROXY

                SANDWICH BANCORP, INC.

            ANNUAL MEETING OF STOCKHOLDERS
                     JUNE 3, 1998

   The undersigned hereby appoints the Board of Directors of Sandwich Bancorp, Inc. with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Sandwich Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Ridge Club, Sandwich, Massachusetts, on Wednesday, June 3, 1998, at 10:00 a.m. and at any and all adjournments thereof, as follows:

                                                        VOTE
                                                FOR    WITHHELD
                                                ---    --------
 1.  The election as directors of all
     nominees listed below (except as
     marked to the contrary below).            [   ]    [   ]

     Bradford N. Eames
     Barry H. Johnson
     Reale J. Lemieux
     Gary A. Nickerson


     INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY
     NOMINEE(S), WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

     _________________________


  The Board of Directors recommends a vote "FOR" each of the listed propositions.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

  The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of Notice of the Meeting, a Proxy
Statement dated April 30, 1998, and the Company's Annual Report to Stockholders.

Dated:  _______________, 1998


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


[ ] To assist us in our preparation, please check here if you currently plan to attend the Annual Meeting.

________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________